UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 30, 2007

                          ROCKY MOUNTAIN MINERALS, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


         Wyoming                        0-9060                  83-0221102
         -------                        ------                  ----------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
of Incorporation)                    File Number)            Identification No.)


2480 North Tolemac Way, Prescott, Arizona                           86305
-----------------------------------------                           -----
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On April 30, 2007, Rocky Mountain Minerals, Inc. (the "Company"), entered into a non-negotiable convertible promissory note (the "Note") with Great Missenden Holdings Pty. Ltd. (the "Lender"). Affiliates of the Lender are the beneficial owners of approximately 26% of the outstanding shares of the Company's common stock. The Lender is owned by Ernest Geoffrey Albers, a former director of the Company who retired on July 31, 2006.

Pursuant to the Note, the Lender will advance up to an aggregate total of $300,000, to be advanced as follows: $75,000 upon signing of the Note, and $75,000 on each of May 1, 2007, June 30, 2007 and August 31, 2007. The Company may, in its sole discretion, waive the advancement of any or all of the foregoing installments. The Note bears interest at a rate of 9% per annum, and is payable in full on June 30, 2008.

The principal amount then outstanding under the Note is convertible by the Lender at any time into shares of common stock of the Company at a conversion price of $0.025 per share. In addition, the Note is automatically convertible immediately prior to a merger of the Company with a wholly-owned Delaware subsidiary of the Company, into such number of shares of the Company's common stock which would result in the Lender owning 10% of the outstanding shares of the Delaware subsidiary after the merger.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 30, 2007, the Company entered into a non-negotiable convertible promissory Note with the Lender. The terms of the Note are set forth in Item
1.01 above, and are incorporated herein by reference thereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ROCKY MOUNTAIN MINERALS, Inc.

Date: April 30, 2007              By: /s/  M.A. Muzzin
                                      -------------------------
                                      M.A. Muzzin
                                      President